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                                                                    EXHIBIT 23.1


                            CONSENT OF JENNER & BLOCK

        We hereby consent to the incorporation by reference in Registration Statement No. 333-81051 of General Dynamics Corporation on Form S-3 of our opinion filed as Exhibit 5.1 to General Dynamics Corporation's Registration Statement No. 333-80213 on Form S-4. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.





                                             /s/ JENNER & BLOCK
Chicago, Illinois                                JENNER & BLOCK
September 11, 2000